(d)(26)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING MUTUAL FUNDS

OPERATING EXPENSE LIMITS

Name of Fund [1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING Diversified International Fund [2] Term Expires March 1, 2010 Term for Class O Shares and Class W Shares Expires March 1, 2011	0.50%	1.25%	1.25%	0.25%	0.50%	0.75%	0.25%
Total Expense Limit including expenses of the underlying investment companies	1.65%	2.40%	2.40%	1.40%	1.65%	1.90%	1.40%
ING Emerging Countries Fund Initial Term Expires March 1, 2006	2.25%	2.90%	2.90%	1.75%	N/A	N/A	1.90%

________________________

1

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

3

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

4

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(d)(26)(ii)

Name of Fund [1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING Emerging Markets Equity Fund Initial Term Expires March 1, 2013	1.60%	N/A	2.35%	1.35%	N/A	1.85%	1.35%
ING Global Bond Fund[3] Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012	0.90%	1.65%	1.65%	0.61%	0.90%	1.15%	0.65%
ING Global Natural Resources Fund Initial Term Expires March 1, 2011	2.00%	N/A	N/A	1.75%	N/A	N/A	1.75%
ING Global Opportunities Fund (formerly, ING Foreign Fund) Initial Term Expires March 1, 2012	1.50%	2.25%	2.25%	1.15%	N/A	N/A	1.25%
ING Global Real Estate Fund[3] Initial Term Expires March 1, 2007 Initial Term for Class R Shares Expires March 1, 2012	1.75%	2.50%	2.50%	1.50%	1.75%	2.00%	1.50%
ING Index Plus International Equity Fund[4] Term Expires March 1, 2011 Initial Term for Class W Shares Expires March 1, 2012	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%

________________________

1

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

3

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

4

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(d)(26)(ii)

Name of Fund [1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING International Capital Appreciation Fund Initial Term Expires March 1, 2011	1.50%	2.25%	2.25%	1.25%	N/A	N/A	1.25%
ING International Core Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.95%	N/A	N/A	N/A
ING International Growth Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A
ING International SmallCap Multi-Manager Fund Initial Term Expires March 1, 2006 Initial Term for Class O Shares Expires March 1, 2010	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	1.60%
ING International Value Choice Fund Initial Term Expires March 1, 2006 Initial Term for Class W Shares Expires March 1, 2010	1.70%	2.45%	2.45%	1.45%	N/A	N/A	1.45%

________________________

1

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

3

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

4

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.

(d)(26)(ii)

Name of Fund [1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
	A	B	C	I	O	R	W
ING Russia Fund[4] Initial Term Expires March 1, 2006 Initial Term for Class A and Class I Shares Expires March 1, 2011 Initial Term for Class W Shares Expires March 1, 2012	2.75%	N/A	N/A	2.50%	N/A	N/A	2.50%

/s/ HE

HE

Date Last Amended: September 8, 2011

________________________

1

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2

The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

3

Class R Shares of ING Global Bond Fund and ING Global Real Estate fund effective August 4, 2011.  The Initial Term for Class R Shares of ING Global Bond Fund and ING Global Real Estate Fund expires March 1, 2012.

4

Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund effective August 4, 2011.  The Initial Term for Class W Shares of ING Index Plus International Equity Fund and ING Russia Fund expires March 1, 2012.